UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

AMC Entertainment Holdings, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order Under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay for 45 days certain filings set forth below due to the circumstances related to the COVID-19 pandemic.

The Company will delay filing of an amendment to its Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020 (the “2019 10-K”). Such amendment to the 2019 10-K (the “2019 10-K/A”) is due April 29, 2020 to provide the information required in Part III of Form 10-K which was intended to be incorporated by reference to the Company’s definitive proxy statement on Schedule 14A in connection with its 2020 Annual Meeting of Stockholders (the “2020 Proxy”). The Company expects to file either the 2019 10-K/A or the 2020 Proxy containing the required information by June 15, 2020 (which is the next business day after 45 days from the 2019 10-K/A’s original filing deadline of April 29, 2020).

Further, the Company will delay filing its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Q1 2020 10-Q”). The Q1 2020 10-Q is due May 11, 2020. The Company expects to file the Q1 2020 10-Q by June 24, 2020 (which is 45 days from the Q1 2020 10-Q’s original filing deadline of May 11, 2020). The 2019 10-K/A and the Q1 2020 10-Q may be collectively referenced herein as the “Delayed Filings.”

COVID-19 has created substantial disruption in the Company’s operations including the suspension of all theatre operations worldwide resulting in the cessation of essentially all revenues. As a result, all corporate-level employees have been either fully or partially furloughed, significantly limiting the resources available to prepare the Delayed Filings. Furthermore, to the extent corporate-level employees continue to work, they are required to do so from their homes due to local governmental orders which has decreased efficiency in fulfilling the tasks necessary to complete the Delayed Filings.

In light of the COVID-19 pandemic, the Company included a supplemental Risk Factor in its Current Report on Form 8-K filed on April 17, 2020 which is incorporated herein by reference.

The Company plans to hold its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) on July 29, 2020 with a June 8, 2020 record date for the determination of stockholders entitled to receive notice and vote at such meeting. The time and location of the 2020 Annual Meeting will be specified in the 2020 Proxy. The 2020 Annual Meeting was postponed in response to the ongoing COVID-19 pandemic due to concerns for the health and safety of the Company’s stockholders, officers and employees and to comply with continuing governmental orders limiting the size of gatherings. Because the 2020 Annual Meeting will be more than thirty (30) days after the anniversary of the Company’s 2019 Annual Meeting of Stockholders, the Company is disclosing a new deadline for submission of stockholder proposals for inclusion in the 2020 Proxy pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”). In accordance with Rule 14a-5(f) of the Exchange Act, the Company is hereby informing stockholders that to be considered for inclusion in the 2020 Proxy, stockholder proposals submitted under Rule 14a-8 must be in writing and received by the Corporate Secretary at the Company’s principal offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, no later than 5:00 pm Central Daylight Time on May 28, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Such proposals must also comply with the remaining requirements of Rule 14a-8. Any proposal submitted after the foregoing deadline will not be considered timely and will be excluded from the 2020 Proxy.

Additionally, in accordance with the advance notice provisions set forth in the Company’s Bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely, it must be received by the Corporate Secretary not earlier than May 30, 2020 and no later than June 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: April 29, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and
Chief Financial Officer

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